Exhibit 3.3


                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 01/07/2000
                                                             001010255 - 2325439


                            CERTIFICATE OF AMENDMENT
                         TO CERTIFICATE OF INCORPORATION
                                       OF
                           EMERGING ALPHA CORPORATION


          IT IS HEREBY CERTIFIED THAT:

1.        The name of the  corporation  (the  "Corporation")  is Emerging  Alpha
          Corporation.

2. The certificate of incorporation of the Corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article FIRST:

          "FIRST: The name of the corporation is Compressco, Inc."
           -----

3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.



                            [SIGNATURE PAGE FOLLOWS]

         SIGNED on December 30, 1999.



                                             /s/ Jerry W. Jarrell
                                             -----------------------------------
                                             Printed Name:  Jerry W. Jarrell
                                             Title:  Chief Financial Officer